Exhibit 3.2

INOVALON HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

(Adopted December 15, 2014 and effective as of the closing of the initial public offering of Inovalon Holdings, Inc. (the “Corporation”))

ARTICLE I

Meetings of Stockholders

SECTION 1.                            Annual Meeting.

(a)                                 The annual meeting of stockholders will be held at the date and time as will be designated from time to time by the board of directors (the “Board of Directors”) and stated in the notice of the meeting.  Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the Corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 1(b) of this Article I, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1 of Article I. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b)                                 At an annual meeting of the stockholders, only the business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting in accordance with the procedures below.

(i)                                     For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1(a) of this Article I, the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 1(b)(iii) of this Article I and must update and supplement the written notice on a timely basis as set forth in Section 1(c) of this Article I. The stockholder’s notice shall set forth: (A) as to each nominee the stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class and number of shares of each class of capital stock of the Corporation which are owned of record and beneficially by the nominee, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition, (5) a description of all Derivative Transactions (as defined in Section 1(b)(iv)) by the nominee during the previous

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twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the Derivative Transactions and (6) the other information concerning the nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of the nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 1(b)(iv) of this Article I. The Corporation may require any proposed nominee to furnish the other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee.

(ii)                                  For business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 1(a) of this Article I, the stockholder must deliver written notice to the Secretary of the Corporation at the principal executive offices of the Corporation on a timely basis as set forth in Section 1(b)(iii) of this Article I, and must update and supplement the written notice on a timely basis as set forth in Section 1(c) of this Article I. The stockholder’s notice shall set forth: (A) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting this business at the meeting, and any material interest (including any anticipated benefit of the business to any Proponent (as defined below) other than solely as a result of its ownership of the Corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in the business of any Proponent; and (B) the information required by Section 1(b)(iv) of this Article I.

(iii)                               To be timely, the written notice required by Section 1(b)(i) or 1(b)(ii) of this Article I must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 1(b)(iii) of Article I, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting is first made. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

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(iv)                              The written notice required by Section 1(b)(i) or 1(b)(ii) of this Article I shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and, collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Corporation’s books; (B) the class, series and number of shares of the Corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to the nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 1(b)(i) of this Article I) or to propose the business that is specified in the notice (with respect to a notice under Section 1(b)(ii) of this Article I); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Corporation’s voting shares to elect the nominee or nominees (with respect to a notice under Section 1(b)(i)) or to carry the proposal (with respect to a notice under Section 1(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of the stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, the Derivative Transactions.

For purposes of Sections 1 and 2 of this Article I, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether of record or beneficial: (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Corporation, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Corporation, (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (z) which provides the right to vote or increase or decrease the voting power of, the Proponent, or any of its affiliates or associates, with respect to any securities of the Corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any class or series), and any proportionate interest of the Proponent in the securities of the Corporation held by any general or limited partnership, or any limited liability company, of which the Proponent is, directly or indirectly, a general partner or managing member.

(c)                                  A stockholder providing written notice required by Section 1(b)(i) or Section 1(b)(ii) of this Article I shall update and supplement the notice in writing, if necessary,

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so that the information provided or required to be provided in the notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five (5) business days prior to the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to the adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 1(c), the update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 1(c), the update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than two (2) business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to the adjourned or postponed meeting.

(d)                                 A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 1(a) of this Article I, or in accordance with clause (iii) of Section 1(a) of this Article I. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and, if any proposed nomination or business is not in compliance with these bylaws, or the Proponent does not act in accordance with the representations in Sections 1(b)(iv)(D) and 1(b)(iv)(E) of this Article I, to declare that the proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of the nominations or the business may have been solicited or received.

(e)                                  Notwithstanding the foregoing provisions of this Section 1 of Article I, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 1(a)(iii) of this Article I.

(f)                                   For purposes of Sections 1 and 2 of this Article I: (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and (ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

SECTION 2.                            Special Meetings.

(a)                                 Unless otherwise provided by the certificate of incorporation of the Corporation (the “Certificate of Incorporation”), special meetings of the stockholders of the

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Corporation (i) may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (A) the Chairman of the Board of Directors, (B) the Chief Executive Officer of the Corporation, or (C) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (the “Whole Board”), and (ii) at any point prior to the Final Conversion Date (as this term is defined in the Certificate of Incorporation) may be called for any purpose as is a proper matter for stockholder action under Delaware law by the holders of at least fifty percent (50%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, provided that the written request is in compliance with the requirements of Section 2(b) of this Article I (“Stockholder-Requested Meeting”). A Stockholder-Requested Meeting may not be called at any point on or after the Final Conversion Date (as defined in the Certificate of Incorporation). A request to call a special meeting pursuant to Section 2(a)(ii) shall not be valid unless made in accordance with the requirements and procedures set forth in this Section 2 of Article I. Except as may otherwise be required by law, the Board of Directors shall determine, in its sole judgment, the validity of any request under Section 2(a)(ii), including whether the request was properly made in compliance with these bylaws.

(b)                                 For a special meeting called pursuant to Section 2(a)(i) of this Article I, the Board of Directors shall determine the time and place, if any, of the special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary of the Corporation shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 4 of this Article I. For a Stockholder-Requested Meeting, the request shall (i) be in writing, signed and dated by a stockholder of record, (ii) set forth the purpose of calling the special meeting and include the information required by the stockholder’s notice as set forth in Section 1(b)(i) and in Section 1(b)(ii) of this Article I (for the proposal of business other than nominations) and (iii) be delivered personally or sent by certified or registered mail, return receipt requested, to the Secretary of the Corporation at the principal executive offices of the Corporation. If the Board of Directors determines that a request pursuant to Section 2(a)(ii) is valid, the Board of Directors shall determine the time and place, if any, of a Stockholder-Requested Meeting, which time shall be not less than thirty (30) days nor more than ninety (90) days after the receipt of the request, and shall set a record date for the determination of stockholders entitled to vote at the meeting in the manner set forth in Section 6 of this Article I. Following determination of the time and place, if any, of the meeting, the Secretary of the Corporation shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 4 of this Article I. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting, otherwise than as specified in the notice of meeting.

(c)                                  Notwithstanding the foregoing provisions of this Section 2 of Article I, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these bylaws to the 1934 Act or the rules and regulations thereunder are

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not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors and/or proposals of other business to be considered pursuant to Section 2(a)(ii) or Section 2(c) of this Article I.

SECTION 3.                            Place of Holding Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place as will be determined by the Board of Directors and specified in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“General Corporation Law”).

SECTION 4.                            Notice of Meetings.  Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting, the notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by this person, either before or after the meeting, and will be waived by any stockholder by his in person attendance at the meeting, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

SECTION 5.                            Adjournment.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6.                            Fixing of Date for Determination of Stockholders of Record.

(a)                                 Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall

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not be more than sixty (60), nor less than ten (10), days before the date of the meeting. If the Board of Directors so fixes the record date for notice of the meeting, the date shall also be the record date for determining the stockholders entitled to vote at the meeting unless the Board of Directors determines, at the time it fixes the record date for notice of the meeting, that a later date on or before the date of the meeting shall be the date for making the determination. If no record date is fixed by the Board of Directors, then the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and, in this case, shall also fix as the record date for stockholders entitled to notice of the adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)                                 Stockholder Action by Written Consent. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board pursuant to the first sentence of this Section 6(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in The State of Delaware, its principal place of business, or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board pursuant to the first sentence of this Section 6(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking the prior action.

(c)                                  Other Matters. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to the action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 7.                            Stockholder List.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before the date of

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every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present at the meeting. If the meeting is held solely by means of remote communication, then the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of the meeting.

SECTION 8.                            Quorum.  At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the voting power of the shares represented at the meeting, but no other business shall be transacted at the meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter, shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these bylaws, a majority of the outstanding shares of the class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these bylaws, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of shares of the class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of the class or classes or series.

SECTION 9.                            Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in

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whose names shares stand on the stock records of the Corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

SECTION 10.                     Consent of Stockholders in Lieu of Meeting.

(a)                                 Unless otherwise restricted by the Certificate of Incorporation, until the Final Conversion Date (as defined in the Certificate of Incorporation), any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of the meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Unless otherwise provided in the Certificate of Incorporation, effective from and after the Final Conversion Date, subject to the rights of the holders of any series of any preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation shall be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by the stockholders.

(b)                                 Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the earliest dated written consent received in accordance with this Section 10, a valid written consent or valid written consents signed by a sufficient number of stockholders to take the action are delivered to the Corporation in the manner prescribed in this Section 10 and applicable law, and not revoked.

SECTION 11.                     Presiding Officer and Conduct of Meetings.  The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as chairman of the meetings.  In the absence of the Chairman of the Board of Directors, or if the directors neglect or fail to elect a Chairman, then the Chief Executive Officer of the Corporation shall preside at the meetings of the stockholders and shall automatically be the chairman of the meeting, unless and until a different person is elected by a majority of the voting power of all of the shares of capital stock entitled to vote at the meeting.  The Secretary of the Corporation shall

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act as Secretary at all meetings of the stockholders.  In the absence or disability of the Secretary, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at the meetings.

SECTION 12.                     Inspectors.

(a)                                 Applicability. Unless otherwise required by the Certificate of Incorporation or by the General Corporation Law, the following provisions of this Section 12 of Article I shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 12 shall be optional, and at the discretion of the Board of Directors.

(b)                                 Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.

(c)                                  Inspector’s Oath. Each inspector of election, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability.

(d)                                 Duties of Inspectors. At a meeting of stockholders, the inspectors of election shall (a) ascertain the number of shares outstanding and the voting power of each share, (b) determine the shares represented at a meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e)                                  Opening and Closing of Polls. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, or any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

(f)                                   Determinations. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the General Corporation Law, or any information provided pursuant to Section

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211(a)(2)b.(i) or (iii) of the General Corporation Law, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted under the General Corporation Law and set forth herein, the inspectors at the time they make their certification of their determinations pursuant to the relevant provisions of the General Corporation Law set forth herein shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that the information is accurate and reliable.

ARTICLE II

Board of Directors

SECTION 1.                            Number of Directors.  The number of directors constituting the Whole Board shall be the number fixed by, or determined in the manner provided in, the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.

SECTION 2.                            Election; Resignation; Vacancies.  Directors shall be elected for the terms and in the manner provided by the Certificate of Incorporation and applicable law. Each director shall hold office until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Any resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of the resignation will not be necessary to make it effective. Except as otherwise provided by the Certificate of Incorporation or by applicable law, subject to the rights of the holders of any series of preferred stock of the Corporation to elect directors under specified circumstances, from and after the Final Conversion Date (as defined in the Certificate of Incorporation), any vacancy in the Board of Directors resulting from the death, resignation, removal or disqualification of any director or for any other reason, and any newly created directorship resulting from any increase in the authorized number of directors to be elected by all stockholders entitled to vote generally in the election of directors, shall (unless the Board of Directors determines by resolution that any vacancy or newly created directorship shall be filled by the stockholders) be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and not by the stockholders.

SECTION 3.                            Removal. Subject to any requirements and limitations set forth in the Certificate of Incorporation, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority

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of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally at an election of directors.

SECTION 4.                            Fees and Compensation.  Directors shall be entitled to the compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation as an officer, agent, employee or otherwise and receiving compensation therefor.

ARTICLE III

Meetings of the Board of Directors

SECTION 1.                            Regular Meetings.  The Board of Directors will meet each year immediately following the annual meeting of the stockholders to appoint the members of the committees of the Board of Directors as the Board of Directors may deem necessary or advisable, to elect officers for the ensuing year and to transact the other business as may properly come before the Board of Directors at the meeting.  No notice of the meeting to the newly elected directors will be necessary in order to legally constitute the meeting, provided a quorum will be present.  Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the directors.

SECTION 2.                            Special Meetings.  Special meetings of the Board of Directors will be held whenever called by the Chairman of the Board of Directors, the Chief Executive Officer or by two or more directors.  Notice of each meeting will be given at least three days prior to the date of the meeting either personally or by telephone to each director, and will state the purpose, place, day and hour of the meeting.  Waiver by a director in writing of notice of a directors’ meeting, signed by the director, whether before or after the time of said meeting, shall be equivalent to the giving of the notice.  Attendance by a director, whether in person or by proxy, at a directors’ meeting shall constitute a waiver of notice of the meeting of which the director had no notice.

SECTION 3.                            Quorum and Voting.  At all meetings of the Board of Directors, a majority of the number of the directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum will be the act of the Board of Directors.  If a quorum will not be present at any the meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

SECTION 4.                            Action by Written Consent.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors.

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SECTION 5.                            Interest of Directors in Contracts.  Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, director, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the director or directors at the meeting of the Board of Directors, which acts upon, or in reference to, the contract or transaction, and notwithstanding their participation in the action, if the fact of this interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify the contract or transaction by a vote of a majority of the directors present, the interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of the quorum necessary to carry the vote.  This Section 5 shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE IV

Committees

SECTION 1.                            Committees.  The Board of Directors may by resolution create committees for the terms and with the powers and duties as the Board of Directors shall deem appropriate. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the power or authority to (1) amend the Certificate of Incorporation, (2) adopt an agreement of merger or consolidation, (3) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, (4) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (5) amend the bylaws of the Corporation.

SECTION 2.                            Organization of Committees.  The chairman of each committee of the Board of Directors will be chosen by the members thereof.  Each committee will elect a secretary, who will be either a member of the committee or the Secretary of the Corporation.  The chairman of each committee will preside at all meetings of the committee.

SECTION 3.                            Meetings.  Regular meetings of each committee may be held without the giving of notice if a day of the week, a time and a place will have been established by the committee for the meetings.  Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called in the manner provided with respect to notices of special meetings of the Board of Directors.

SECTION 4.                            Quorum and Manner of Acting.  A majority of the members of each committee must be present, either in person or by telephone, radio, television or similar means of communication, at each meeting of the committee in order to constitute a quorum for the transaction of business.  The act of a majority of the members so present at a meeting at which a quorum is present will be the act of the committee.  The members of each committee will act

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only as a committee, and will have no power or authority, as the, by virtue of their membership on the committee.

SECTION 5.                            Action by Written Consent.  Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the committee.

SECTION 6.                            Record of Committee Action; Reports.  Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered.  All action by each committee will be reported to the Board of Directors at its meeting next succeeding the action, the report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Corporation’s business and affairs since the last meeting of the Board of Directors.

SECTION 7.                            Removal.  Any member of any committee may be removed from the committee, either with or without cause, at any time, by resolution adopted by a majority of the Whole Board at any meeting of the Board of Directors.

SECTION 8.                            Vacancies.  Any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these bylaws for the original appointment of the members of the committee.

ARTICLE V

Officers

SECTION 1.                            Appointment and Term of Office.  The officers of the Corporation may consist of a Chief Executive Officer, a President, a Secretary and a Treasurer, and there may be one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board of Directors.  One of the directors may also be chosen Chairman of the Board of Directors.  Each of the officers will be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification, or removal from office and until his successor shall have been duly elected and qualified.  Two or more offices may be held by the same person.

SECTION 2.                            Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but the removal will be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent will not of itself create contract rights.

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SECTION 3.                            Vacancies.  Whenever any vacancy shall occur in any office of any officer by death, resignation, increase in the number of officers of the Corporation or otherwise, the same may be filled by vote of a majority of the directors for the unexpired portion of the term.

SECTION 4.                            Compensation.  The compensation of all officers of the Corporation shall be determined by the Board of Directors and may be altered by the Board of Directors from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving the compensation by reason of the fact that the officer is also a director of the Corporation.  All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

SECTION 5.                            Powers and Duties.  The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. The powers and duties will include the following:

(a)                                 Chairman of the Board of Directors.  The Chairman of the Board of Directors shall be selected among the members of the Board of Directors and will preside when present at all meetings of the Board of Directors and of the stockholders.  The Chairman of the Board of Directors shall be available to consult with and advise the officers of the Corporation with respect to the conduct of the business and affairs of the Corporation and shall have the other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned by the Board of Directors.  The Chairman of the Board of Directors shall be the highest officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all business and affairs of the Corporation.

(b)                                 Chief Executive Officer.  The Chief Executive Officer will be responsible for general supervision of the affairs, properties and operations of the Corporation, and over its several officers and be the Corporation’s general manager responsible for the management and control in the ordinary course of the business of the Corporation. The Chief Executive Officer may execute and deliver in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, notes, bills of sale, assignments, releases, receipts, contracts or other instruments of any kind or character authorized by the Board of Directors.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall attend in person or by substitute or by proxy and act and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which the Corporation holds stock.  The Chief Executive Officer may appoint or employ and discharge employees and agents of the Corporation and fix their compensation.

(c)                                  President.  In the absence of the Chief Executive Officer or in the event of his inability to act, if the Chairman of the Board or another individual has not been designated Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and, when so acting, shall have all of the powers of and be subject to all of the restrictions upon the Chief Executive Officer.  At all other times, the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer.  The President shall have concurrent power with the Chief Executive Officer to execute and

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deliver in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, notes, bills of sale, assignments, releases, receipts, contracts or other instruments of any kind or character authorized by the Board of Directors. In general, the President shall perform all of the duties incident to the office of president and the other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(d)                                 Vice Presidents.  Each Vice President will perform the duties prescribed or delegated by the Chief Executive Officer, the President or the Board of Directors, and at the request of the Chief Executive Officer or the President, will also perform the duties of the President’s office.

(e)                                  Secretary.  The Secretary will give notice to and attend all meetings and keep the minutes of all of the proceedings at all meetings of the Board of Directors and all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Corporation.  The Secretary will see that all notices required to be given to the stockholders and to the Board of Directors are duly given in accordance with these bylaws or as required by law.  It shall also be the duty of the Secretary to attest, by personal signature and the seal of the Corporation, all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation.  The Secretary shall also attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation.  The person holding the office of Secretary shall also perform, under the direction and subject to the control of the Chief Executive Officer, the President and the Board of Directors, the other duties as may be assigned to the officer.  Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders.  The inspection by a stockholder of the Certificate of Incorporation, bylaws, records of meetings of the incorporators or stockholders, or the stock and transfer records must be at a reasonable time and for a proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.  Said copies and records need not all be kept in the same office.

Any Assistant Secretary shall have the powers and perform the duties of the Secretary in his absence or in case of his inability to act and shall have the other powers and duties as the directors may from time to time prescribe.  If neither the Secretary nor any Assistant Secretary is present at any meeting of the stockholders, a temporary secretary to be designated by the person presiding at the meeting shall perform the duties of the Secretary.

In the absence of the appointment of a Treasurer for the Corporation, the Secretary shall perform the duties of the Treasurer.

(f)                                   Treasurer.  The Treasurer will be the principal accounting and financial officer of the Corporation and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation.  The Treasurer will have charge of

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the corporate funds and securities and will keep a record of the property and indebtedness of the Corporation.  If required by the Board of Directors, the Treasurer will give bond for the faithful discharge of duties in the sum and with the surety or sureties as the Board of Directors may require.  The Treasurer shall keep the monies and securities of the Corporation as may be entrusted to his keeping and account for the same.  The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation.  The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the Chief Executive Officer, the President and the Board of Directors, the other duties as may be assigned by either of the officers.  The duties of the Treasurer may also be performed by any Assistant Treasurer.

(g)                                  Other Officers.  The Board of Directors may appoint the officers, agents or employees as it may deem necessary for the conduct of the business of the Corporation.  In addition, the Board of Directors may authorize the Chief Executive Officer or the President or some other officers to appoint the agents or employees as they deem necessary for the conduct of the business of the Corporation.

SECTION 6.                            Resignations.  Any officer may resign at any time by giving written notice thereof to the Board of Directors.  Any resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date.  The acceptance of the resignation will not be necessary to make it effective.

ARTICLE VI

Shares of Stock; Transfers; Books

SECTION 1.                            Forms of Certificates.  The shares of the Corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the Corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be the officer, transfer agent, or registrar before the certificate is issued, it may be issued with the same effect as if he were the officer, transfer agent or registrar at the date of issue.

SECTION 2.                            Issuance.  Shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to the persons as the Board of Directors may determine from time to time.  Shares of stock without par value may be issued for the consideration as is determined from time to time by the Board of Directors.  Shares

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may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

SECTION 3.                            Payment for Shares.

(a)                                 The consideration for the issuance of shares shall consist of cash, services rendered (including services actually performed for the Corporation), or real or personal property (tangible or intangible) or any combination thereof actually received.

(b)                                 In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

(c)                                  When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and non-assessable.

(d)                                 The consideration received for shares shall be allocated by the Board of Directors, in accordance with applicable law, between stated capital and capital surplus accounts.

SECTION 4.                            Transfer of Shares.  Shares of stock of the Corporation will be transferred only on the stock books of the Corporation by the holder of record thereof in person, or by a duly authorized attorney, upon the endorsement and surrender of the certificate therefor. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by the stockholders in any manner not prohibited by the General Corporation Law.

SECTION 5.                            Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft or destruction and upon being furnished with indemnity satisfactory to it.  The Board of Directors may delegate to any officer authority to administer the provisions of this Section 5.

SECTION 6.                            Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock.  The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

SECTION 7.                            Examination of Books by Stockholders.  The original or duplicate stock ledger of the Corporation containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Corporation will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by Section 220 of the General Corporation Law, will have the right to inspect the books and records.

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ARTICLE VII

Insurance; Indemnification

SECTION 1.                            Insurance. By action of its Board of Directors, notwithstanding any interest of the directors in the action, to the full extent permitted by the General Corporation Law, the Corporation may purchase and maintain insurance, in the amounts and against the risks as the Board of Directors deems appropriate, on behalf of any person who is or was a director, advisory director, officer, employee or agent of the Corporation, or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Corporation as a director, advisory director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the status as such, whether or not the Corporation would have the power or would be required to indemnify the person against such liability under the provisions of this Article, the Certificate of Incorporation or of the General Corporation Law.

SECTION 2.                            Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or while a director of the Corporation or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the Proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

SECTION 3.                            Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article VII, the Corporation shall indemnify, to the fullest extent permitted by the General Corporation Law, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation

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as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Court of Chancery or the other court shall deem proper.

SECTION 4.                            Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 2 or Section 3 of this Article VII, or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

SECTION 5.                            Indemnification of Others. Subject to the other provisions of this Article VII, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the General Corporation Law or other applicable law. The Board of Directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to the person or persons as the Board of Directors determines.

SECTION 6.                            Advanced Payment of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any Proceeding shall be paid by the Corporation, and expenses (including attorneys’ fees) incurred by the Corporation’s employees and agents in defending any Proceeding may be paid by the Corporation in advance of the final disposition of the Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing the expenses) and an undertaking by or on behalf of the person to repay the amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VII or the General Corporation Law. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon the terms and conditions, if any, as the Corporation deems reasonably appropriate and shall be subject to the Corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 7(b), 7(c) or 7(e) of this Article VII prior to a determination that the person is not entitled to be indemnified by the Corporation.

SECTION 7.                            Limitation on Indemnification. Subject to the requirements in Section 4 and the General Corporation Law, the Corporation shall not be obligated to indemnify any person pursuant to this Article VII in connection with any Proceeding (or any part of any Proceeding):

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(a)                                 for which payment has actually been made to or on behalf of the person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b)                                 for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if the person is held liable therefor (including pursuant to any settlement arrangements);

(c)                                  for any reimbursement of the Corporation by the person of any bonus or other incentive-based or equity-based compensation or of any profits realized by the person from the sale of securities of the Corporation, as required in each case under the 1934 Act (including any reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by the person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if the person is held liable therefor (including pursuant to any settlement arrangements);

(d)                                 initiated by the person (and not by way of defense), unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 8 of this Article VII or (iv) otherwise required by applicable law; or

(e)                                  if prohibited by applicable law; provided, however, that if any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each portion of any paragraph or clause containing any provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.

SECTION 8.                            Determination; Claim. If a claim for indemnification or advancement of expenses under this Article VII is not paid in full within ninety (90) days after receipt by the Corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to the indemnification or advancement of expenses. The Corporation shall indemnify the person against any and all expenses that are incurred by the person in connection with any action for indemnification or advancement of expenses from the Corporation under this Article VII, to the extent the person is successful in the action, and to the extent not prohibited by law. In any suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

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SECTION 9.                            Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person’s official capacity and as to action in another capacity while holding the office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the General Corporation Law or other applicable law.

SECTION 10.                     Survival. The rights to indemnification and advancement of expenses conferred by this Article VII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 11.                     Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article VIII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the amendment, alteration or repeal.

SECTION 12.                     Certain Definitions. For purposes of this Article VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of the constituent corporation, or is or was serving at the request of the constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as the person would have with respect to the constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

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ARTICLE VIII

Miscellaneous Provisions

SECTION 1.                            Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January of each year.

SECTION 2.                            Notices.

(a)                                 Form and Delivery. Except as otherwise specifically required in these bylaws or by applicable law, all notices required to be given pursuant to these bylaws shall be in writing and may (a) in every instance in connection with any delivery to a member of the Board of Directors, be effectively given by hand delivery (including use of a delivery service), by depositing the notice in the mail, postage prepaid, or by sending the notice by prepaid overnight express courier, facsimile, electronic mail or other form of electronic transmission and (b) be effectively be delivered to a stockholder when given by hand delivery, by depositing the notice in the mail, postage prepaid or, if specifically consented to by the stockholder as described in Section 2(b) of this Article VIII, by sending the notice by electronic transmission. Any notice shall be addressed to the person to whom notice is to be given at the person’s address as it appears on the records of the Corporation. Except as otherwise provided by law, the notice shall be deemed given (a) in the case of hand delivery, when received by the person to whom notice is to be given or by any person accepting the notice on behalf of the person, (b) in the case of delivery by mail, upon deposit in the mail, postage prepaid, (c) in the case of delivery by overnight express courier, when dispatched, and (d) in the case of delivery via electronic mail or other form of electronic transmission, when dispatched.

(b)                                 Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporate Law, the Certificate of Incorporation, or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in accordance with Section 232 of the DGCL. Any consent shall be revocable by the stockholder by written notice to the Corporation. Any consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the consent and (b) the inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat this inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2(b) of Article VIII shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of the specific posting, upon the later of the posting and the giving of separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.

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(c)                                  Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given in writing or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 3.                            Participation in Meetings by Conference Equipment.  Subject to the provisions of applicable law, these bylaws and the policy, if any, established from time to time by the Board of Directors on the subject, the presiding officer may permit, with respect to a particular meeting of stockholders, the Board of Directors or any committee thereof, one or more persons to participate in the meeting, to be counted for the purposes of determining a quorum and to exercise all rights and privileges to which the person might be entitled were the person personally in attendance, including the right to vote, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Unless otherwise provided in these bylaws or the Board of Directors so provides or the presiding officer so permits, no person may participate in a meeting by means of conference telephone or similar communications equipment.  If requested prior to or during a meeting, the presiding officer will advise the requesting person promptly whether the permission will be granted for a particular meeting, and if granted by the presiding officer the permission will be irrevocable for that meeting.  If the request is made prior to the meeting, the presiding officer for purposes of the preceding sentence shall be deemed to be a person designated by these bylaws to preside at the meeting.

SECTION 4.                            Securities of Other Corporation.  The Chief Executive Officer, the President or, if designated by the Chief Executive Officer or the President, any Vice President, of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any the securities.

SECTION 5.                            Dividends.  Dividends upon the outstanding stock of the Corporation, subject to the provisions of the statutes and the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be declared and paid in cash, in property, in shares of the Corporation, or in any combination thereof.

SECTION 6.                            Reserves.  There may be created from time to time by resolution of the Board of Directors, out of funds of the Corporation available for dividends, the reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for the other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any reserve in the manner in which it was created.

SECTION 7.                            Signature of Negotiable Instruments.  All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by the officer, officers, agent or agents, and in the manner, as is prescribed by resolution (whether general or special) of the Board of Directors or the executive committee.

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SECTION 8.                            Surety Bonds.  The officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in the amounts and by the surety companies as the Board of Directors may determine.  The premiums on the bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

SECTION 9.                            Loans and Guaranties.  The Corporation may lend money to, guaranty obligations of, and otherwise assist its directors, officers and employees if the Board of Directors determines the loans, guaranties, or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

SECTION 10.                     Offices.  The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware, or the other place as the Board of Directors may determine from time to time in accordance with Delaware law.  The principal office of the Corporation shall be in Bowie, Maryland or at any other place as the Board of Directors may from time to time determine.  The Corporation may also have offices at other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE IX

Amendment of Bylaws

Notwithstanding any other provision of these bylaws, any alteration, amendment or repeal of these bylaws, or the adoption of new bylaws, shall require the approval of the Board or the stockholders of the Corporation as provided by the Certificate of Incorporation and applicable law.

ARTICLE X

Interpretation of Bylaws; Separability

SECTION 1.                            Interpretation.  All words, terms and provisions of these bylaws shall be interpreted and defined by and in accordance with the General Corporation Law.  If any provision of these bylaws shall be inconsistent with any provision of the Certificate of Incorporation, the provision of the Certificate of Incorporation shall prevail.  Where any provision of these bylaws refers to a rule or a process as set forth in these bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Certificate of Incorporation.

SECTION 2.                            Separability.  The provisions of these bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or

Inovalon Holdings, Inc.

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unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XI

Determinations by the Board of Directors

Any determination involving interpretation or application of these bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

Inovalon Holdings, Inc.

Amended and Restated Bylaws

CERTIFICATE OF SECRETARY

The undersigned, Secretary of Inovalon Holdings, Inc., a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Amended and Restated Bylaws of said corporation, with all amendments to date of this Certificate.

WITNESS the signature of the undersigned this 15th day of December, 2014.

/s/ Shauna L. Vernal
Shauna L. Vernal, Secretary